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                                                                   EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                     ------------------------------------

We hereby consent to the incorporation by reference in the Post-Effective Amendment to Registration Statement on Form S-8 (No. 33-42818) of Storage Technology Corporation pertaining to the 1987 Employee Stock Purchase Plan of our report dated February 23, 1996, except for Note 19, as to which the date is March 8, 1996, appearing on page F-31 of Storage Technology Corporation's Annual Report on Form 10-K for the year ended December 29, 1995.



PRICE WATERHOUSE LLP

Denver, Colorado
July 18, 1996

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